Exhibit 4(d)

                            AMDAHL CORPORATION
                      NOTICE OF GRANT OF STOCK OPTION


          Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Amdahl Corporation (the "Corporation"):

     Optionee:
     Grant Date:                                  , 199
     Exercise Price:     $                      per share
     Number of Option Shares:                      shares
     Expiration Date:                             , 200
     Type of Option:         Incentive Stock Option
                             Non-Statutory Option
     Exercise Schedule:  The Option shall become exercisable for
     -----------------
the Option Shares in a series of five (5) equal and successive annual installments over the Optionee's period of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Amdahl Corporation 1994 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B.


          No Employment or Service Contract.  Nothing in this
          ---------------------------------
Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


Dated:    , 199


                                                         AMDAHL CORPORATION


                                                 By:

                                              Title:




                                                                   OPTIONEE


                                            Address:












ATTACHMENTS:
Exhibit A:  Stock Option Agreement
Exhibit B:  Plan Summary and Prospectus

                            AMDAHL CORPORATION
                          STOCK OPTION AGREEMENT
                         ------------------------


                                WITNESSETH:

RECITALS
- --------

          A. The Corporation's Board of Directors (the "Board") has adopted, and the stockholders have approved, the Corporation's 1994 Stock Incentive Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under the Plan.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option.  Subject to and upon the terms
               ---------------
and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the exercise price (the "Exercise Price") specified in the Grant Notice.

          2.   Option Term.  This option shall expire at the
               -----------
close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with the provisions of this Agreement.

          3.   Limited Transferability.  This option shall be
               -----------------------
exercisable only by Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

          4.   Exercisability.  This option shall become
               --------------
exercisable for the Option Shares in accordance with the installment schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of this option in accordance with the provisions of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

          5.   Cessation of Service.  This option shall terminate
               --------------------
prior to the Expiration Date in accordance with the following provisions:

               a. This option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not exercisable at the time of Optionee's cessation of Service.

               b. Should Optionee cease Service for any reason other than death, permanent disability or retirement while this option remains outstanding, then Optionee shall have a three (3)- month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to remain outstanding.

               c.   Should Optionee die while in Service or
within three (3) months after cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

               d. Should Optionee cease Service by reason of permanent disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such twelve (12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to remain outstanding.

               e. Should Optionee cease Service by reason of retirement at a time when this option is outstanding, then this option shall continue to remain outstanding until the Expiration Date, if not sooner terminated upon a Corporate Transaction, and may be exercised during such period for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service,

               f. During the applicable period of post-Service exercisability under subparagraphs b. through e. above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

               g. Upon the termination of Optionee's Service for Misconduct, this option shall terminate immediately and cease to remain outstanding.

               h. For purposes of this Agreement, the following definitions shall be in effect:

          Optionee shall be deemed to remain in SERVICE for so long as such individual provides services on a periodic basis to the Corporation or any subsidiary in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

          Optionee shall be considered to be an EMPLOYEE for so long as such individual performs services while in the employ of the Corporation or any subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Optionee shall be deemed to have terminated Service by reason of RETIREMENT if such termination occurs after Optionee's attainment of age sixty (60) and completion of fifteen (15) years of Service.

          MISCONDUCT means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or its subsidiaries, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any Subsidiary may consider as grounds for the dismissal or discharge of the Optionee or other individual in the Service of the Corporation.

          A corporation shall be deemed to be a SUBSIDIARY of the Corporation in accordance with the applicable provisions of the Plan.

          6.   Corporate Transaction.
               ---------------------

               A.   In the event of any of the following
stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               (1)  a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               (2) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               (3) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to such option and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction (the excess of the Fair Market Value of the Option Shares at the time subject to this option over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

               b. The portion of this option accelerated in connection with any Corporate Transaction shall remain exercisable as an incentive stock option under the Federal tax laws (if the option is designated as such in the Grant Notice) only to the extent the applicable dollar limitation on the initial exercisability of such option is not exceeded in the calendar year of the Corporate Transaction. To the extent such dollar limitation is exceeded, the accelerated portion of this option shall be exercisable as a non-statutory option under the Federal tax laws.

               c. This option, to the extent not previously exercised, shall terminate immediately after the consummation of such Corporate Transaction and cease to remain outstanding, except to the extent assumed by the successor corporation or parent thereof.

               d. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   Adjustment in Option Shares.
               ---------------------------

               a. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of considera-tion, the Plan Administrator shall make appropriate adjustments to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of rights and benefits hereunder. Such adjustments shall be final, binding and conclusive.

               b. If this option is to be assumed in connection with any Corporate Transaction or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the same.

          8.   Privilege of Stock Ownership.  The holder of this
               ----------------------------
option shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

          9.   Manner of Exercising Option.
               ---------------------------

               a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                    (1)  Deliver to the Corporate Secretary of
the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

                    (2) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

                         (a)  full payment in cash or by check
made payable to the Corporation's order;

                         (b)  full payment in shares of Common
Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                         (c)  full payment through a combination
of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                         (d)  full payment effected through a
broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                    (3)  Furnish to the Corporation appropriate
documentation that the person or persons exercising the option
(if other than Optionee) have the right to exercise this option.

               b. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice.

               c.   For all valuation purposes under this
Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the mean between the highest and lowest selling prices per share on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading, as the prices are officially quoted by the composite tape of transactions on such exchange. If there are no reported sales of the Common Stock on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the last previous date for which quotations exist.

               d. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

               e. In no event may this option be exercised for any fractional share.

          10.  Governing Law.  The interpretation, performance
               -------------
and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws provisions.

          11.  Compliance with Laws and Regulations.  The
               ------------------------------------
exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any securities exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

          12.  Successors and Assigns.  Except to the extent
               ----------------------
otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13.  Liability of Corporation.
               ------------------------

               a.   If the Option Shares covered by this
Agreement exceed, as of the Grant Date, the number of shares which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the applicable provisions of the Plan.

               b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation shall use its best efforts to obtain all such approvals.

          14.  No Employment/Service Contract.  Nothing in this
               ------------------------------
Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Corporation (or any subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          15.  Notices.  Any notice required to be given or
               -------
delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 1250 East Arques Avenue, Sunnyvale, California 94088. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16.  Construction.  This Agreement and the option
               ------------
evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17.  Additional Terms Applicable to an Incentive Stock
               -------------------------------------------------
Option.  In the event this option is designated an incentive
- ------
stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

               a.   This option shall cease to qualify for
favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability or (ii) more than one
(1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

               b. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the shares of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

               c. Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the number of shares of the Corporation's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the shares of Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

               d. Should Optionee hold, in addition to this option, one or more other options to purchase shares of the Corporation's Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               e. To the extent this option should fail to qualify for incentive stock option treatment under the Federal tax laws, Optionee shall recognize compensation income at the time the option is exercised in an amount equal to the Fair Market Value of the purchased Option Shares less the aggregate Exercise Price paid for those shares, and Optionee must make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to such compensation income.

          18.  Additional Terms Applicable to a Non-Statutory
               ----------------------------------------------
Stock Option.  In the event this option is designated a non-
- ------------
statutory stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, state or local income and employment tax withholding requirements applicable to the exercise of this option.

                                 EXHIBIT I
                               ------------

                    NOTICE OF EXERCISE OF STOCK OPTION
                    -----------------------------------


          I hereby notify Amdahl Corporation (the "Corporation")
that I elect to purchase                      shares of the
Corporation's Common Stock (the "Purchased Shares") at the option
exercise price of $      per share (the "Exercise Price")
pursuant to that certain option (the "Option") granted to me under the Corporation's 1994 Stock Incentive Plan on
      , 199   to purchase up to                       shares of
the Corporation's Common Stock.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.


                   , 199
Date


Optionee

Address:



Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:



Social Security Number: